POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, TCG Financial Series Trust IX, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Jorge Coloma and Law Office of C. Richard Ropka, LLC, his attorneys for him and in his name, place and stead, and in his capacity as a Trustee, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the Trustee has caused his name to be subscribed hereto this 27th day of June, 2014.

    TCG Financial Series Trust IX

By: /s/ Francisco Torres de Navarra

      Francisco Torres de Navarra, Trustee

STATE OF FLORDIA

)

 ss:

COUNTY OF

)

On June 27, 2014, before me, Hilary J. Candela, a Notary Public, personally appeared Francisco Torres de Navarra, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature in the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Florida                     that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

this 27th day of June, 2014.

/s/ Hilary J. Candela

Hilary J. Candela, Notary Public

Commission # EE 079100

Notary Public

My Commission ends: April 1, 2015

TCG FINANCIAL SERIES TRUST IX

CERTIFICATE

The undersigned, Secretary of TCG Financial Series Trust IX, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held May 23, 2014, and is in full force and effect:

WHEREAS, TCG Financial Series Trust IX, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Jorge Coloma and Law Office of C. Richard Ropka, LLC, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

Dated:  June 27, 2014

/s/ Charles R. Ropka

Charles R. Ropka, Secretary

TCG Financial Series Trust IX